UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2022

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Knight-Swift Transportation Holdings Inc.

(Exact name of registrant as specified in its charter)
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Delaware	001-35007	20-5589597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2002 West Wahalla Lane
Phoenix, Arizona 85027
(Address of principal executive offices and zip code)
(602) 269-2000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	KNX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company                                                ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 8.01	OTHER EVENTS
Knight-Swift Announces Share Repurchase Plan
On April 25, 2022, the Board of Directors (the "Board") of Knight-Swift Transportation Holdings Inc., a Delaware corporation (the "Company"), approved the repurchase of up to $350 million of the Company's outstanding common stock (the "2022 Knight-Swift Repurchase Plan"). With the adoption of the 2022 Knight-Swift Repurchase Plan, the Company terminated the $250 million repurchase plan previously approved by the Board in November 2020 (the "2020 Knight-Swift Repurchase Plan"). Since its adoption, the Company purchased approximately $207.2 million or 4.2 million shares, including approximately $149.9 million or 2.8 million shares during 2022, of its common stock under the 2020 Knight-Swift Repurchase Plan, leaving less than $42.8 million in remaining purchase authorization upon termination.
The Company intends to repurchase shares of common stock under the 2022 Knight-Swift Repurchase Plan when it is opportune to do so, using a variety of methods, which may include but is not limited to open market purchases, block trades, the implementation of a 10b5-1 plan, and/or any other available methods in accordance with Securities and Exchange Commission and other applicable legal requirements. The timing, prices, and volume of purchases will depend upon prevailing stock prices, the Company’s leverage ratio, general economic and market conditions, and other considerations. The 2022 Knight-Swift Repurchase Plan does not obligate the Company to repurchase or otherwise acquire any of its common stock. The 2022 Knight-Swift Repurchase Plan may be suspended, modified, or discontinued at any time and without notice, at the Board’s discretion.
Knight-Swift Announces Quarterly Cash Dividend
On April 19, 2022 the Board declared a quarterly cash dividend of $0.12 per share of common stock. The dividend is payable to the Company's stockholders of record as of June 10, 2022, and is expected to be paid on June 27, 2022.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit	Description
Exhibit 99	Knight-Swift Transportation Holdings Inc. press release dated April 25, 2022, announcing share repurchase plan and quarterly cash dividend
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

The information in this report and the exhibit hereto may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including, without limitation, statements relating to our declaration of quarterly dividends. Forward-looking statements are based on the current beliefs, assumptions, and expectations of management and current market conditions. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. There can be no assurance that future dividends will be declared or as to the timing or amount of repurchases. The declaration of future dividends and future stock repurchases is subject to approval requirements and various risks and uncertainties, including, but not limited to: our cash flow and cash needs; compliance with applicable laws; restrictions under existing or future financing arrangements; changes in tax laws relating to corporate dividends; deterioration in our financial condition or results; and those risks, uncertainties, and other factors identified from time-to-time in our filings with the Securities and Exchange Commission. In Item 8.01 of this report, the statements regarding the 2022 Knight-Swift Repurchase Plan are forward-looking statements. Please refer to the last paragraph of the press release and various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knight-Swift Transportation Holdings Inc.
(Registrant)

Date:	April 25, 2022	/s/ Adam W. Miller
Adam W. Miller
Chief Financial Officer